      As filed with the Securities and Exchange Commission on March 3, 1999
                                                 Registration No. 333-__________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         -----------------------------

                                    Form S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         -----------------------------

                            RELIASTAR FINANCIAL CORP.
                             RELIASTAR FINANCING III
                             RELIASTAR FINANCING IV
                              RELIASTAR FINANCING V
           (Exact name of the Registrant as specified in its charter)

                                    Delaware
                         (State or other jurisdiction of
                         incorporation or organization)

                                   41-1620373
                                   51-6510516
                                   51-6510517
                                   51-6510518
                      (I.R.S. Employer Identification Nos.)

                           20 Washington Avenue South
                          Minneapolis, Minnesota 55401
                                 (612) 372-5432
                          (Address and telephone number
                of the Registrant's principal executive offices)

                                Richard R. Crowl
              Senior Vice President, General Counsel and Secretary
                            ReliaStar Financial Corp.
                           20 Washington Avenue South
                          Minneapolis, Minnesota 55401
                                 (612) 372-5432
                (Name, address and telephone number of agent for
                                    service)

                                    Copy to:
                                Thomas G. Morgan
                               Faegre & Benson LLP
                               2200 Norwest Center
                             90 South Seventh Street
                          Minneapolis, Minnesota 55402
                                 (612) 336-3000

        Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

                ------------------------------------------------

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the
        Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                ------------------------------------------------

                         CALCULATION OF REGISTRATION FEE
================================================ ================ ==============

                                                 Proposed Maximum
               Title of Each Class of                Aggregate      Amount of
             Securities to be Registered             Offering      Registration
                                                  Price(1)(2) (3)     Fee(4)
------------------------------------------------ ---------------- --------------

ReliaStar Financial Corp. Debt Securities;
preferred stock; Depository Shares; Securities
Warrants; and common stock, including rights to purchase preferred stock

ReliaStar Financing III preferred securities

ReliaStar Financing IV preferred securities

ReliaStar Financing V preferred securities

ReliaStar Financial Corp. back-up undertakings
in connection with the preferred securities of
ReliaStar Financing III, ReliaStar Financing IV,
and ReliaStar Financing V(5)
------------------------------------------------ ---------------- --------------
TOTAL                                             $500,000,000(6)  $139,000(7)
================================================ ================ ==============

(1) An indeterminate principal amount of debt securities, preferred stock, depository shares, securities warrants, and common stock of ReliaStar Financial Corp., and an indeterminate amount of preferred securities of ReliaStar Financing III, ReliaStar Financing IV, and ReliaStar Financing V (the "Trusts") as may be issued from time to time at indeterminate prices.
(2) Includes debt securities that may be issued by ReliaStar Financial Corp. to evidence a loan by the Trusts to ReliaStar Financial Corp. of the proceeds from the sale of preferred securities of the Trusts. No separate consideration will be received for any such debt securities. Debt securities evidencing the loan to ReliaStar Financial Corp. may later be distributed to the holders of a Trust's preferred securities upon a dissolution of the Trust.
(3) Rights to purchase preferred stock are initially attached to and trade with the common stock. Value attributable to these rights, if any, is reflected in the market price for the common stock.
(4) Estimated solely for the purpose of calculating the registration fee under Rule 457(o). The aggregate public offering price of the securities will not exceed $500 million.
(5) Includes the obligations of ReliaStar Financial Corp. under the declaration of trust, the preferred securities guarantee issued with respect to preferred securities issued by the Trusts, the junior subordinated debt securities purchased by the Trusts, and the Junior Subordinated Indenture, including ReliaStar Financial Corp.'s agreement (under Section 4.3 of the Declaration of Trust and Article V of the Supplemental Indenture) to pay all trust obligations other than the common and preferred securities. Pursuant to Rule 457(n), no fee is payable with respect to these obligations.
(6) Exclusive of accrued interest, if any, and stated in United States dollars or the equivalent thereof in one or more foreign currencies or composite securities, or, if any debt securities are issued at an original issue discount, such greater amount as results in equivalent net proceeds. No separate consideration will be received for preferred stock, depositary shares, or common stock issued in exchange for or on conversion of debt securities, preferred stock, or depositary shares, or the ReliaStar Financial Corp. guarantee and back-up undertakings.
(7) Pursuant to Rule 429, the prospectus contained in this registration statement also relates to $75 million of unsold securities covered by the Registration Statement on Form S-3 (Registration No. 333-26881) of ReliaStar Financial Corp., ReliaStar Financing II, and the Trusts, which are being carried forward in connection with this Registration Statement and includes the Registration Fee of $20,850 that was previously paid with respect to those securities.

================================================================================

PROSPECTUS


                       [LOGO OF RELIASTAR FINANCIAL CORP.]



ReliaStar Financial Corp.
20 Washington Avenue South
Minneapolis, Minnesota  55401
(612) 372-5432


                                  $500,000,000

                            RELIASTAR FINANCIAL CORP.

                                 Debt Securities
                                 Preferred Stock
                                  Common Stock
                                Depositary Shares
                               Securities Warrants


                             RELIASTAR FINANCING III
                             RELIASTAR FINANCING IV
                              RELIASTAR FINANCING V
                              Preferred Securities
    Fully and unconditionally guaranteed, as described in this prospectus, by
                            RELIASTAR FINANCIAL CORP.

                           ---------------------------


    We will provide more specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

                           ---------------------------


     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  This prospectus is dated _____________, 1999.

                              ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we and ReliaStar Financing III, ReliaStar Financing IV, and ReliaStar Financing V (the "Trusts") filed with the Securities and Exchange Commission using a "shelf" registration process. Under this process, we may sell either separately or in units:

        *   debt securities (see "Description of Debt Securities");

        *   preferred stock (see "Description of Capital Stock");

        *   common stock (see "Description of Capital Stock");

        *   depositary shares (see "Description of Depositary Shares"); and

        *   securities warrants (see "Description of Securities Warrants");

    and the Trusts may sell:

        * preferred securities (representing undivided beneficial interests in the Trusts) to the public (see "Description of Preferred Securities of the Trusts"); and

        *   common securities to us.

        This prospectus also relates to certain guarantees that may be made by us of the securities listed above.

        The Trusts will use the proceeds from sales of their securities to buy a series of junior subordinated debt securities (see "Description of Debt Securities") from us with terms that correspond to the preferred securities.

        This prospectus sets forth a general description of the securities. Each time we or a Trust offers securities, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement, together with the additional information listed under the heading "Where You Can Find More Information," before you purchase any securities.

        The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about our company, the Trusts, and the securities offered under this prospectus. That registration statement can be read at the Securities and Exchange Commission's web site or at the SEC's offices listed under the heading "Where You Can Find More Information."

                       WHERE YOU CAN FIND MORE INFORMATION

        We file periodic reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site (www.sec.gov). You may also read and copy any document we file with the SEC at the SEC's public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You may obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference facilities. Our SEC filings are also available at the offices of the New York Stock Exchange, where our common stock is listed under the symbol "RLR." For further information on obtaining copies of our public filings from the New York Stock Exchange, you may call (212) 656-5060.

        We "incorporate by reference" into this prospectus the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below:

        * Annual Report on Form 10-K for the year ended December 31, 1997 (including information incorporated by reference into that report from our 1997 Annual Report to Shareholders and portions of our definitive proxy statement for our 1998 Annual Meeting of Shareholders);

        * Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998, and September 30, 1998;

        *   Current Report on Form 8-K dated December 1, 1998; and

        * the description of our common stock (and related rights to purchase preferred stock) contained in our Form 8-K/A dated May 20, 1993 to our Current Report on Form 8-K dated January 17, 1989 and our Amendment on Form-8 A/A dated February 26, 1999.

        We also incorporate by reference any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and before the time that we (or the Trusts, if applicable) sell all the securities offered by this prospectus.

        You may request a copy of these filings at no cost by contacting us at the following address:

                      Secretary
                      ReliaStar Financial Corp.
                      20 Washington Avenue South
                      Minneapolis, Minnesota  55401
                      (612) 372-5432

        You should rely only on the information incorporated by reference or set forth in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus and the applicable prospectus supplement is accurate as of any dates other than the dates on the front of those documents.

                            RELIASTAR FINANCIAL CORP.

        ReliaStar is a holding company whose subsidiaries specialize in life insurance and related financial services. Through ReliaStar Life Insurance Company, Minneapolis, Minnesota, and other subsidiaries, we provide and distribute individual life insurance and annuities, employee-benefits products and services, life and health reinsurance, retirement plans, mutual funds, personal finance education, and bank products.

        ReliaStar's strategy is to offer, principally through education-based marketing, a wide variety of products and services designed to address customers' need for financial security. ReliaStar currently operates in four business segments: Personal Financial Services, Worksite Financial Services, Tax-Sheltered and Fixed Annuities, and Reinsurance.

        Personal Financial Services. The Personal Financial Services segment serves individual customers who prefer to purchase insurance and investment products from a personal financial adviser. This segment principally targets middle- and upper-income families with niches including military personnel and small-business owners. Personal Financial Services provides a wide range of products, including universal life, variable universal life, and term life, as well as fixed and variable annuities, through a nationwide network of independent agents, financial professionals, and brokerage general agencies. Washington Square Securities, Inc. provides broker/dealer services to distributors. Unaffiliated broker/dealers also provide distribution.

        Worksite Financial Services. This segment targets the sale of employee-benefits and financial-service products to medium-to-large corporate employers and affinity groups. Building on these relationships, Worksite Financial Services also focuses on the sale of individual and payroll-deduction insurance products to employees of our corporate clients. Principal products include group and individual life insurance, non-medical group insurance products, and 401(k) retirement plans.

        Tax-Sheltered and Fixed Annuities. This segment, through Northern Life Insurance Company, focuses on the retirement security needs of K-12 public and private school teachers. Northern's sale force is comprised of agents who specialize in the tax-sheltered 403(b) market, providing both fixed and variable annuities.

        Reinsurance. The Reinsurance segment provides specialized life and health reinsurance, including group and special-risk reinsurance products, in the United States and internationally. Target customers of the Reinsurance segment are medium and large life insurance and selected non-life insurance companies such as worker's compensation insurers and managed care and healthcare provider organizations. This segment also offers specialty group insurance products on a direct basis and value-added services, like catastrophic medical case management. The Reinsurance segment's international offices are located in Amsterdam, Copenhagen, London, and Mexico City.

        Supplementing these four business segments are other business units including Washington Square Securities, Inc., a broker/dealer; Northstar Investment Management Corporation, the investment adviser to a proprietary family of fixed-income and equity mutual funds; PrimeVest Financial Services, Inc., which targets the sale of financial products and services by marketing through unaffiliated banks; Successful Money Management Seminars, Inc., a producer of financial-education seminar systems; and ReliaStar Bank, a federal savings bank, which offers a variety of consumer credit and deposit products.

        When we refer to "ReliaStar," "we," "our," or "us" in this Prospectus Supplement we are referring to ReliaStar Financial Corp., except under the headings "Summary Financial Information" and "Ratios of Earnings to Fixed Charges and to Combined Fixed Charges and Preferred Stock Dividends," where we are referring to ReliaStar and its subsidiaries as a whole.

                                   THE TRUSTS

Overview

        Each Trust is a statutory business trust that we formed under the Delaware Business Trust Act.

        We will amend and restate a Trust's declaration of trust, the Trust's governing document, at the time the Trust proposes to offer its preferred securities (we refer to the amended and restated declaration as the "Declaration"). The Declaration will be substantially in the form filed as an exhibit to the registration statement. The term of each Trust is approximately 55 years, but a Trust may terminate earlier, as provided in the Declaration and the applicable prospectus supplement.

        Each Trust exists only for the following purposes:

        * issuing its preferred securities to the public and common securities to us (both of these securities are sometimes referred to together as "Trust Securities");

        * lending to us the net proceeds from the sale of the preferred securities, together with the capital contributions made by us for the common securities, in exchange for our junior subordinated debt securities; and

        * engaging in only those other activities necessary or incidental to those listed above.

        The rate and dates of regular payments to you, along with any other payment dates (such as those in connection with the redemption of preferred securities or the liquidation of a Trust), for the preferred securities correspond to the interest rate and payment dates (and other payment dates) on the related junior subordinated debt securities, which will be the sole assets of a Trust.

        We will pay all expenses of each Trust as well as those incurred in the offering of the Trust Securities. In addition, we guarantee the payment of distributions and amounts on liquidation and redemption of preferred securities to the extent described under "Description of the Preferred Securities Guarantee" and the applicable prospectus supplement. Our guarantee, when taken together with our obligations under the junior subordinated debt securities, the Junior Subordinated Indenture, and the Declaration, provides a full and unconditional guarantee to you of amounts due on the preferred securities.

         When we refer to a "Trust" or to the "Trusts," we are referring to the general characteristics of the Trusts. If a Trust offers to sell securities to the public, we will describe particular terms and characteristics of the Trust in a prospectus supplement.

Common Securities

        A Trust's common securities equal approximately 3% of the Trust's total capital. All of the common securities of the Trusts are owned by us. The common securities rank equally with the preferred securities. The Trust will make payments on the Trust Securities pro rata, except that, if an event of default occurs under the Declaration, then our right to payment of distributions and amounts upon liquidation and otherwise will be junior to your rights as a holder of the preferred securities.

Trustees

        Each Trust's affairs will be conducted by three or more trustees appointed by us as the holder of the common securities. The Declaration governs the trustees' duties and obligations. The trustees will be comprised of the following:

        *   two trustees who are our employees or officers ("Regular Trustees");

        * one trustee that is a financial institution, not affiliated with us, that has a minimum amount of aggregate capital, surplus, and undivided profits of at least $50 million, which also acts as "Property Trustee" and as "Indenture Trustee" for the purposes of the Trust Indenture Act of 1939; and

        * if the Property Trustee does not have its principal place of business in Delaware or otherwise does not meet the requirements of Delaware law, we will appoint one additional trustee that has its principal place of business in Delaware (the "Delaware Trustee").

        We may appoint, remove, or replace any of, or increase or reduce the number of, the trustees. However, if an event of default under the Declaration occurs and is continuing, then only the holders of a majority of the dollar amount of the preferred securities may replace or remove the Property Trustee or the Delaware Trustee. Only we can remove or replace the Regular Trustees.

Administrative Information

        The office of the current Property Trustee for each Trust is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration, telephone (302) 651-8504.

        The principal place of business of each Trust is c/o ReliaStar Financial Corp., 20 Washington Avenue South, Minneapolis, Minnesota 55401, telephone (612) 372-5432.

                                 USE OF PROCEEDS

        Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of the securities offered by this prospectus will be added to our general funds and may be used:

        *   to meet our working capital requirements;

        *   to refinance our debt;

        *   to repurchase our common stock;

        *   to make advances to our subsidiaries;

        *   to finance acquisitions if suitable opportunities develop; and

        *   for general corporate purposes.

Until the net proceeds have been used, they will be invested in short-term marketable securities.

                       RATIOS OF EARNINGS TO FIXED CHARGES
           AND TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS


                                  Nine Months
                                     Ended
                                 September 30,     Year Ended December 31,
                                --------------  ----------------------------
                                     1998       1997  1996  1995  1994  1993
                                --------------  ----  ----  ----  ----  ----

Ratio of Earnings to Fixed
Charges(1)......................      9.2        9.0  10.4  11.6  14.6   8.1

Ratio of Earnings to Combined
Fixed Charges and Preferred
Stock Dividends(1)..............      9.2        9.0   9.0   8.2   8.0   5.3

-------------
(1) During the third quarter of 1998, we sold our mortgage banking subsidiary. The ratios have been restated for all periods presented to reflect that transaction.

        In calculating these ratios, earnings (consisting of income from our continuing operations before income taxes, extraordinary charges, and accounting changes, plus fixed charges, amortization of previously capitalized interest, and adjustments for less-than-50%-owned entities) have been divided by fixed charges. For purposes of calculating the ratios of earnings to combined fixed charges and preferred stock dividends, earnings have been divided by fixed charges and pre-tax earnings required to cover preferred stock dividends. Fixed charges consist of interest on debt, dividends on trust-originated preferred securities, amortization of debt expense and discount, and the interest factor of rental expense (generally deemed to be one-third of net rental expense).

                         DESCRIPTION OF DEBT SECURITIES

        This section describes the general terms of our senior debt securities, senior subordinated debt securities, and junior subordinated debt securities (all three types of securities are sometimes collectively referred to as "Debt Securities"). The prospectus supplement will describe the specific terms of the Debt Securities offered by that prospectus supplement and any general terms outlined in this section that will not apply to those Debt Securities. See also "Description of Particular Terms of Junior Subordinated Debt Securities Issued in Connection with Preferred Securities" below.

        The senior debt securities will be issued under an indenture (the "Senior Indenture") between us the trustee named in the applicable prospectus supplement. The senior subordinated debt securities will be issued under an indenture (the "Senior Subordinated Indenture") between us and the trustee named in the applicable prospectus supplement. And the junior subordinated debt securities will be issued under an indenture (the "Junior Subordinated Indenture") between us and the trustee named in the applicable prospectus supplement.

        We have summarized certain terms of the three indentures listed above in this section. The summary is not complete; we have filed the forms of each of the indentures as exhibits to the registration statement. You should review the applicable indenture for additional information before you buy any Debt Securities. The summary that follows includes references to section numbers of the indentures so that you can more easily locate these provisions.

General

        Debt Securities will be our direct obligations. Each of the indentures permits us to issue Debt Securities from time to time and does not limit the amount of Debt Securities that we may issue. Debt Securities issued under an indenture will be issued as part of a series established by us pursuant to the indenture (Section 301).

        Senior debt securities that have not been secured in accordance with the Senior Indenture will rank equally with all of our other unsecured Debt (as defined under "Subordination" below), other than Debt that by its terms is subordinated to the senior debt securities. Subordinated debt securities will be unsecured, will rank equally with all of our other subordinated debt securities, and will be subordinated to all of our existing and future Debt, other than Debt evidenced by junior subordinated debt securities and by Trust Securities. The junior subordinated debt securities will be unsecured, will rank equally with any of our existing or future Trust Securities, and will be subordinated to all of our existing and future Debt. See "Subordination" below.

        Unless a prospectus supplement relating to Debt Securities states otherwise, neither the indentures nor the terms of the Debt Securities will contain any covenants designed to afford holders of any Debt Securities protection in a highly leveraged or other transaction involving us. Such transactions could adversely affect holders of securities who are not afforded such protections.

        A prospectus supplement relating to a series of Debt Securities will include specific terms relating to the offering (Section 301). These terms will include some or all of the following:

        *   the title and type of the Debt Securities;

        *   any limit on the total principal amount of the Debt Securities;

        *   the price at which the Debt Securities will be issued;

        * if interest on Debt Securities is to be paid to a person other than the person indicated as the holder of the Debt Securities on the relevant record date in the security register, the identity of such person;

        * the dates on which the principal of and premium, if any, on the Debt Securities will be payable, and any rights that we may have to extend those dates;

        *   the maturity date of the Debt Securities;

        *   if the Debt Securities will bear interest:

            (1) the interest rate;
            (2) the date from which interest will accrue;
            (3) the record and interest payment dates; and
            (4) the first interest payment date;

        * if the amount of principal of or any premium or interest on the Debt Securities is determined by reference to an index, a description of the method of calculation;

        * any optional redemption provisions that would permit us or the holders of Debt Securities to elect redemption of the Debt Securities before their final maturity;

        * any sinking-fund provisions that would obligate us to redeem the Debt Securities before their final maturity;

        * whether the Debt Securities will be convertible into shares of common stock or exchangeable for other securities, and if so, the terms of conversion or exchange;

        * any additions or changes to the covenants contained in the indenture;

        * the currency in which the Debt Securities will be denominated and payable, if other than U.S. dollars;

        * any provisions that would permit us or the holders of the Debt Securities to elect the currency in which the Debt Securities are paid;

        * if the Debt Securities are denominated in a currency other than U.S. dollars, whether and under what terms the provisions described under the heading "Defeasance" below apply to those Debt Securities;

        *   any changes to or additional events of default;

        * whether the Debt Securities will be issued in whole or in part in the form of global securities and, if so, the depositary for those global securities (a "global security" means a Debt Security that we issue to represent all or part of a series of Debt Securities when the securities are issued only in book-entry form rather than by delivery of certificates to the holders);

        * whether the Debt Securities will be secured and the provisions relating to the collateral to be provided as security;

        *   any special tax implications of the Debt Securities; and

        *   any other terms of the Debt Securities.

Payment; Transfer

        We will designate a place of payment where you can receive payment of the principal of and any premium and interest on the Debt Securities or transfer the Debt Securities. Even though we will designate a place of payment, we may elect to pay any interest on the Debt Securities by mailing a check to the person listed as the owner of the Debt Securities in the security register (Sections 305, 1001, 1002). There will be no service charge for any registration of transfer or exchange of the Debt Securities, but we may require you to pay any tax or other governmental charge payable in connection with a transfer or exchange of the Debt Securities (Section 305).

Denominations

        Unless the applicable prospectus supplement states otherwise, Debt Securities will be issued only in registered form, without coupons, in denominations of $1,000 or multiples of $1,000.

Original Issue Discount

        Debt Securities may be issued as original-issue-discount securities and sold at a substantial discount below their stated principal amount. If a Debt Security is an "original-issue-discount security," that means that an amount less than the principal amount of the Debt Security will be due and payable upon a declaration of acceleration of the maturity of the Debt Security (Section
101). The applicable prospectus supplement will describe the federal income tax consequences and other special factors that should be considered before purchasing any original-issue-discount securities.

Covenants

        We have covenanted in the Senior Indenture that we will not, and will not permit any Restricted Subsidiary (as defined in the next paragraph) to, create, incur, issue, assume, or guarantee any indebtedness for borrowed money that is secured by a mortgage, pledge, lien, or security interest (a "Lien") of or upon any shares of capital stock or indebtedness of any Restricted Subsidiary or any indebtedness of any Restricted Subsidiary owned by us or any subsidiary, whether existing hereafter created, without providing that any Debt Securities issued under the Senior Indenture shall be secured equally with (or, at our option, senior to) such indebtedness, so long as such indebtedness is so secured. These restrictions, however, do not apply to the following:

        * Liens upon any indebtedness or shares of capital stock acquired by us or any Restricted Subsidiary after September 30, 1994 to secure the payment of all or part of the purchase price of those shares or indebtedness upon the acquisition thereof by us or any Restricted Subsidiary;

        * Liens upon any indebtedness or shares of capital stock existing at the time of acquisition thereof by us or any Restricted Subsidiary;

        * Liens upon indebtedness or shares of capital stock of any entity existing at the time the entity became a Restricted Subsidiary;

        * Liens to secure indebtedness of any Restricted Subsidiary to us or to any other Restricted Subsidiary; and

        * under certain circumstances, extensions, renewals, or replacements of any Liens existing on September 30, 1994 or any Lien referred to in the foregoing clauses (Section 1007 of the Senior Indenture).

        The term "Restricted Subsidiary" includes the following subsidiaries, so long as we own, directly or indirectly, 50% or more of their voting stock (Section 101):

        *   ReliaStar Life Insurance Company and Northern Life Insurance
            Company;

        * any other of our other subsidiaries that have consolidated total assets equal to or greater than 20% of our consolidated total assets (as of the date of this prospectus, Security-Connecticut Life Insurance Company and ReliaStar Life Insurance Company of New York are the only such subsidiaries); and

        * any successor, by merger or otherwise, to all or a principal part of the business or properties of any subsidiary described in the previous two points.

        We have also covenanted in the Senior Indenture that, so long as any senior debt securities of any series are outstanding, we will not, nor will we permit any Restricted Subsidiary to, issue or dispose of (except to us or to another Restricted Subsidiary) any shares of capital stock of any Restricted Subsidiary, except in the following instances:

        *   the shares constitute directors' qualifying shares;

        * the entire outstanding capital stock of the Restricted Subsidiary then owned by us and our Restricted Subsidiaries is disposed of at the same time for a consideration that is at least equal to fair value; or

        * after giving effect to the issuance or disposition, we and our Restricted Subsidiaries would own, directly or indirectly, at least 80% of the outstanding capital stock of that Restricted Subsidiary (Section 1008 of the Senior Indenture).

        We are not restricted by the indentures from becoming liable for any Debt or other obligations, or, except as described above, from creating Liens on our property for any purpose.

Nor are we restricted from paying dividends or making distributions on our capital stock, from purchasing or redeeming our capital stock, or, except as described under "Consolidation, Merger, or Sale of Assets" below, from engaging in corporate transactions that could result in our involvement in a highly leveraged transaction. The indentures do not require us to maintain any specified financial ratios or levels of net worth or liquidity. In addition, the indentures do not require us to repurchase, redeem, or otherwise modify the terms of any of our Debt Securities upon a change in control of ReliaStar or upon other events involving our company that may adversely affect the creditworthiness of the Debt Securities.

        The applicable prospectus supplement may describe other covenants. See also "Particular Terms of Junior Subordinated Debt Securities Issued in Connection with Preferred Securities."

Consolidation, Merger, or Sale of Assets

        Each of the indentures generally permits a consolidation or merger between us and another corporation. The indentures also permit the sale or transfer by us of all or substantially all of our property and assets and the purchase by us of all or substantially all of the property and assets of another corporation. Specifically, these transactions are permitted if:

        * the resulting or acquiring corporation assumes all of our responsibilities and liabilities under the indentures, including the payment of all amounts due on the Debt Securities and the performance of the covenants in the Indentures;

        *   immediately after the transaction, no event of default exists; and

        * if, as a result of the transaction, any of our properties and assets would become subject to a Lien or other encumbrance not permitted by the indentures, we or the successor under the indentures, if applicable, secure the Debt Securities equally with or senior to all Debt secured by the Lien or encumbrance (Section 801).

        If we consolidate or merge with or into any other corporation or sell all or substantially all of our assets in compliance with the indentures, the resulting or acquiring corporation will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. As a result, the successor corporation may exercise our rights and powers under the indentures, in our name or in its own name and, except in the case of a lease of all or substantially all of our properties, we will be released from all our liabilities and obligations under the indentures and under the Debt Securities (Section 802).

Modification and Waiver

        Under each of the indentures, certain of our rights and obligations and certain of the rights of holders of the Debt Securities may be modified with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series of Debt Securities affected by the modification or amendment. But the following modifications will not be effective against any holder without the holder's consent:

        * a change in the stated maturity date of any payment of principal or interest;

        *   a reduction in certain payments due on the Debt Securities;

        * a change in the place of payment or currency in which any payment on the Debt Securities is payable;

        * a limitation of the holder's right to sue us for the enforcement of certain payments due on the Debt Securities; and

        * a modification of any of the foregoing requirements or a reduction in the percentage of outstanding Debt Securities required to waive compliance with certain provisions of the applicable indenture or to waive certain defaults under the applicable indenture (Section 902).

        Under each of the indentures, the holders of a majority in aggregate principal amount of the outstanding Debt Securities of any series of Debt Securities may, on behalf of all holders of that series:

        *   waive compliance by us with certain restrictive covenants; and

        *   waive any past default, except:

            (1) a default in the payment of the principal of or any premium or interest on any Debt Securities of that series; or
            (2) a default under any provision of the applicable indenture that itself cannot be modified without the consent of the holders of each outstanding Debt Security of that series (Sections 1011 and 513).

Events of Default

        Unless otherwise stated in the applicable prospectus supplement, each series of senior debt securities issued under the Senior Indenture will provide that the following events constitute events of default with respect to that series:

        * default in payment of principal of or premium, if any, on any senior debt security of that series when due;

        * default for 30 days in payment of interest on any senior debt security of that series or related coupon, if any, when due;

        * default in the deposit of any sinking-fund payment on any senior debt security of that series when due;

        * default in the performance of any covenant in the indenture continued for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding senior debt securities of that series;

        * certain events of bankruptcy, insolvency, or reorganization involving us; and

        * with certain exceptions relating to defaults that would not have a material adverse effect on the holders of the Debt Securities of that series, default by us or by any Restricted Subsidiary in the payment of any amount due under other indebtedness of us or of any Restricted Subsidiary having unpaid principal in excess of $20 million or under any instrument under which any such indebtedness has been issued or by which it is governed, whether now existing or hereafter created, which resulted in the acceleration of the maturity thereof without the acceleration having been rescinded after notice to us (Section 501 of the Senior Indenture).

        Unless otherwise stated in the applicable prospectus supplement, any series of senior or junior subordinated debt securities issued under the Senior Subordinated Indenture or the Junior Subordinated Indenture will provide that the only events of default are the following:

        * default in payment of principal of or premium, if any, on any subordinated debt security of that series when due;

        * default for 30 days in payment of interest on any subordinated debt security of that series or related coupon, if any, when due;

        * failure to convert any subordinated debt security into common stock upon the election of a holder to convert the subordinated debt security, if the terms of the subordinated debt security provide for conversion; and

        * certain events of bankruptcy involving us (Section 501 of the Senior Subordinated Indenture and the Junior Subordinated Indenture).

        Unless specifically stated in the applicable prospectus supplement, there is no right to accelerate the payment of principal of the senior or junior subordinated debt securities upon a default in the payment of principal, premium, if any, or interest on, or in the performance of any covenant in, the senior or junior subordinated debt securities or the Senior Subordinated Indenture and the Junior Subordinated Indenture. If a default occurs in the payment of principal, premium, if any, or interest, or in the performance of any covenant in, the senior or junior subordinated debt securities or applicable indenture, the trustee, subject to certain conditions, may institute judicial proceedings to enforce payment or to obtain the performance of the covenant (Section 503 of the Senior Subordinated Indenture and the Junior Subordinated Indenture).

        We are required to file annually with each trustee an officers' certificate concerning the absence of certain defaults under the indentures (Section 1004). Each indenture provides that if an event of default has occurred and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding Debt Securities of the applicable series may declare the principal of all such Debt Securities (or in the case of original-issue-discount securities, such portion of the principal amount thereof as specified in their terms) to be due (Section 502). In certain cases, the holders of a majority in principal amount of the outstanding Debt Securities of a series may, on behalf of the holders of all Senior Debt Securities of the series and any related coupons, waive any past default, except a default in payment of the principal of or premium, if any, or interest on any of the Debt Securities of the series or a default of a term of the indenture that may not be modified without the consent of the holder of each outstanding Debt Security or coupon affected (Section 513).

        Each indenture entitles the trustee, subject to its duty during default to act with the required standard of care, to be indemnified by the holders of the Debt Securities of a series or any related coupons before exercising any right or power under the indenture at the request of the holders (Section 603). Each indenture provides that no holder of any Debt Securities or any related coupons may institute any proceeding to enforce the indenture, except if the trustee fails for 60 days to act after it is given notice of default, a request to enforce the indenture by the holders of not less than 25% in aggregate principal amount of the outstanding Debt Securities of the series, and an offer of reasonable indemnity (Section 507). This provision will not prevent any holder of Debt Securities or any related coupons from enforcing payment of the principal thereof and premium, if any, and interest thereon at the applicable due dates (Section 508). The holders of a majority in aggregate principal amount of the outstanding Debt Securities of any series issued under an indenture may direct the time, method, and place of conducting any proceedings for any remedy available to the trustee or for exercising any trust or power conferred on it with respect to the Debt Securities of that series. However, the trustee may refuse to follow any direction that conflicts with law or the indenture or that would be unjustly prejudicial to holders not joining the direction (Section
512).

        Each indenture provides that the trustee will give the holders of Debt Securities notice of a default if not cured or waived, but, except in the case of a default in the payment of principal of or premium, if any, or interest on any Debt Securities of the series or any related coupons or in the payment of any sinking-fund installment with respect to Debt Securities of the series, the trustee for the Debt Securities is protected in withholding notice if it determines in good faith that the withholding of the notice is in the interest of the holders of the Debt Securities (Section 602).

Defeasance and Discharge

        Except for junior subordinated debt securities issued in connection with a Trust's preferred securities, ReliaStar may be discharged from all obligations relating to the Debt Securities of a series upon the deposit with the trustee, in trust, of money or, to the extent the Debt Securities are denominated and payable in U.S. dollars only, eligible instruments that, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal of and premium, if any, each installment of interest on, and any mandatory sinking-fund, repayment, or analogous payments on, the Debt Securities of the series on the scheduled due dates or upon redemption (if the Debt Securities are subject to redemption). We may only exercise this right if the holders of the Debt Securities will not recognize income, gain, or loss for federal income tax purposes as a result of the exercise and if they will be subject to federal income tax on the same amounts, in the same manner, and at the same times as would have been the case if we had not done so. We may not exercise this right if the Debt Securities are then listed on any domestic or foreign securities exchange and will be delisted as a result of the action (Section 403).

        Except for junior subordinated debt securities issued in connection with a Trust's preferred securities, we may terminate certain of our obligations under each indenture regarding the Debt

Securities of a series, including our obligations to comply with the covenants described above under "Covenants," by depositing in trust with the trustee money or, to the extent such Debt Securities are denominated and payable in U.S. dollars only, certain eligible instruments that, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and premium, if any, each installment of interest on, and any mandatory sinking-fund, repayment, or analogous payments on, the Debt Securities of the series on the scheduled due dates therefor. This termination will not relieve us of our obligation to pay when due the principal of or any interest on the Debt Securities if they are not paid from the money or eligible instruments held by the trustee for the payment thereof (Section 1501).

        The applicable prospectus supplement will further describe the provisions, if any, permitting or restricting defeasance with respect to Debt Securities of a series.

        If we exercise our option to omit compliance with the covenants described under "Covenants" with respect to the Debt Securities of a series as described above, and the Debt Securities of the series are declared due and payable because of the occurrence of an event of default, then the amount of money and eligible instruments on deposit with the Trustee will be sufficient to pay amounts due on the Debt Securities of the series at the time of the scheduled due dates therefor, but may not be sufficient to pay amounts due on the Debt Securities of the series at the time of the acceleration resulting from the event of default. In any case, we will remain liable for those payments as provided in the applicable indenture.

Subordination

        The senior subordinated debt securities are subordinate to all our existing and future Debt (as defined in the next paragraph). The junior subordinated debt securities rank equally with any Trust Securities and are subordinate to all our existing and future Debt, other than the Trust Securities. If we default in the payment of any principal, premium, if any, or interest on any Debt to which the senior subordinated debt securities or the junior subordinated debt securities are subordinated when they become due, then, until the default has been cured, waived, or ceased to exist, no payment may be made or agreed to be made for principal, premium, if any, or interest on the senior subordinated debt securities or the junior subordinated debt securities, as the case may be, or in respect of any redemption, repayment, retirement, purchase, or other acquisition of any of the senior subordinated debt securities or the junior subordinated debt securities, as the case may be (Section 1601 of the Senior Subordinated Indenture and the Junior Subordinated Indenture).

        The term "Debt" includes the following:

        * the principal, premium, if any, and interest in respect of indebtedness of ReliaStar for money borrowed and indebtedness evidenced by securities or other similar instruments issued by us (other than junior subordinated debt securities and Trust Securities);

        *   capital lease obligations;

        * obligations issued or assumed as the deferred purchase price of property, conditional sale obligations, and obligations under any title-retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

        * obligations for the reimbursement on any letter of credit, banker's acceptance, security purchase facility, or similar credit transaction;

        * obligations of the type referred to above of other entities for which we are responsible or liable as obligor, guarantor, or otherwise; and

        * obligations of the type referred to above of other entities secured by any lien on any of our properties or assets (Section 101 of the Senior Subordinated Indenture and the Junior Subordinated Indenture).

        As of September 30, 1998, we had approximately $367.0 million of Debt outstanding to which senior and junior subordinated debt securities would be subordinated.

        If any of the following events occurs:

        * the insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition, or other similar proceeding relating to our company, our creditors, or our property;

        * a proceeding for the liquidation, dissolution, or other winding up of our company, whether or not involving insolvency or bankruptcy proceedings;

        *   an assignment by us for the benefit of our creditors; or

        *   any other marshalling of our assets;

then all Debt (including any interest thereon accruing after the commencement of any such proceedings) will first be paid in full before any payment or distribution may be made on account of the principal of or interest on the senior or junior subordinated debt securities.

        In such an event, any payment or distribution of the principal of or interest on the senior subordinated debt securities or junior subordinated debt securities, as the case may be, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of those securities will be paid or delivered directly to the holders of Debt in accordance with the priorities then existing among the holders until all Debt (including any interest thereon accruing after the commencement of any such proceedings) has been paid in full (Section 1601 of the Senior Subordinated Indenture and the Junior Subordinated Indenture).

        After payment in full of all sums owing with respect to Debt, the holders of senior subordinated debt securities or junior subordinated debt securities, as the case may be, together with the holders of any obligations of ReliaStar ranking equally with senior subordinated debt securities or junior subordinated debt securities, as the case may be, will be repaid from our remaining assets before any payment or other distribution, whether in cash, property, or otherwise, may be made on account of any capital stock or obligations of ReliaStar ranking junior to those securities and those other obligations (Section 1601 of the Senior Subordinated Indenture and the Junior Subordinated Indenture). By reason of this subordination, if we become insolvent, holders of Debt may receive more, ratably, and holders of the senior and junior subordinated debt securities may receive less, ratably, than our other creditors. Subordination does not prevent the occurrence of any event of default in respect of the Debt Securities.

        The indentures may be modified as provided under "Modification and Waiver" above, but no modification may, without the consent of the holders of all Debt outstanding, modify any of the provisions of the indentures relating to the subordination of Debt Securities and any related coupons in a manner adverse to the Debt holders (Section 902 of the Senior Subordinated Indenture and the Junior Subordinated Indenture).

Conversion and Exchange

        If any Debt Securities are convertible into preferred stock, depositary shares, or common stock at the option of the holders or exchangeable for preferred stock, depositary shares, or common stock at our option, the prospectus supplement relating to those Debt Securities will include the terms governing conversions and exchanges.

           DESCRIPTION OF PARTICULAR TERMS OF JUNIOR SUBORDINATED DEBT
            SECURITIES ISSUED IN CONNECTION WITH PREFERRED SECURITIES

General

        This section describes the general terms of the Junior Subordinated Indenture that will be applicable to junior subordinated debt securities issued by us to a Trust in connection with the Trust's sale of preferred securities to you. Other terms of the Junior Subordinated Indenture are discussed under the heading "Description of Debt Securities" above.

        The prospectus supplement will describe the specific terms of a series of junior subordinated debt securities offered by that prospectus supplement and any general terms outlined in this section that will not apply to that series of junior subordinated debt securities.

        The distribution rate and dates and the other payment dates for the preferred securities issued by a Trust will correspond to the interest rate and dates and the other payment dates on the junior subordinated debt securities issued to the Trust, which will be the Trust's sole assets.

        If a Trust is dissolved because of the occurrence of an event set forth in the applicable prospectus supplement, then the Trust may distribute junior subordinated debt securities pro rata to the holders of the Trust Securities. We will issue only one series of junior subordinated debt securities in connection with the issuance of Trust Securities by a particular Trust.

Events of Default

        When junior subordinated debt securities are issued to a Trust by us in connection with the issuance by the Trust of its Trust Securities and there has occurred one of the following:

        * any event that would constitute an event of default under the Junior Subordinated Indenture;

        * we are in default with respect to our payment of any obligations under our guarantee relating to the preferred securities; or

        * we give notice of our election to defer payments of interest on the junior subordinated debt securities by extending the interest payment period (if we are allowed to do so under the terms of a particular series of preferred securities) and that period, or any extension thereof, is continuing;

then we may not:

        * declare or pay dividends (other than stock dividends) on, or make a distribution with respect to, or repurchase or make a liquidation payment with respect to, any of our capital stock; or

        * make any payment of interest, principal, or premium on, or repay, repurchase, or redeem any debt securities issued by us that rank equally with or junior to the junior subordinated debt securities.

Enforcement of Your Rights

        If we do not make interest or other payments on the junior subordinated debt securities when due, then the Declaration provides a mechanism whereby the holders of the preferred securities may direct the Property Trustee to enforce the Property Trustee's rights under the junior subordinated debt securities. If the Property Trustee does not enforce those rights, then any holder of preferred securities may institute a legal proceeding against us to enforce the Property Trustee's rights under the junior subordinated debt securities without first instituting any legal proceeding against the Property Trustee or any other entity. In addition, if we fail to pay interest or principal on the junior subordinated debt securities when due, then, under the Junior Subordinated Indenture, a holder of preferred securities may directly institute a proceeding for enforcement of a payment to the holder of the principal of or interest on junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the holder's preferred securities.

Covenants

        For so long as a particular series of Trust Securities remains outstanding, we will:

        * directly or indirectly maintain 100% ownership of the Trust's common securities (except that any of our permitted successors under the Junior Subordinated Indenture may become the sole owner of the common securities);

        * use reasonable efforts to cause the applicable Trust to remain a statutory business trust, except in connection with the distribution of junior subordinated debt securities to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities, or certain mergers, consolidations, or amalgamations, each as permitted by the Declaration; and

        * use reasonable efforts to cause the applicable Trust to continue to be classified as a grantor trust for United States federal income tax purposes.

                DESCRIPTION OF PREFERRED SECURITIES OF THE TRUSTS

        This section describes the general terms of the preferred securities that may be offered by this prospectus. The prospectus supplement will describe the specific terms of the preferred securities offered by that prospectus supplement and any general terms outlined in this section that will not apply to those preferred securities.

        We have summarized certain terms of the preferred securities in this section. The summary is not complete. We have also filed the Declaration, the Junior Subordinated Indenture, and the form of preferred security certificate as exhibits to the registration statement. You should review these documents for additional information before you buy any preferred securities.

        Each Trust may issue only one series of preferred securities. The specific terms of a series will be set forth in the applicable prospectus supplement and will include:

        *   the distinctive name of the series of preferred securities;

        * the number or aggregate liquidation amount of preferred securities of the series and the dates upon which distributions will be paid;

        * whether distributions on preferred securities are cumulative, and, if so, the date (or method of determining the date) from which the distributions shall be cumulative;

        * the amounts payable out of the assets of the Trust to the holders of preferred securities upon dissolution, winding-up, or termination of the Trust;

        * the obligation, if any, of the Trust to purchase or redeem the preferred securities and the prices at which, the periods within which, and the terms upon which the preferred securities will be purchased or redeemed, in whole or in part, under that obligation;

        * the voting rights, if any, of the preferred securities in addition to those required by Delaware law, including the number of votes per preferred security and any requirement for approval by the holders of preferred securities of specified actions or amendments to the Declaration;

        * United States federal income tax considerations applicable to the series; and

        * any other relevant rights, preferences, or privileges of, or limitations or restrictions on, the preferred securities, consistent with the Declaration and applicable law.

        The distribution rate and payment dates and the other payment dates for the preferred securities issued by a Trust will correspond to the interest rate and payment dates and the other payment dates on the junior subordinated debt securities issued to the Trust, which will be the Trust's sole assets. All preferred securities are guaranteed by us to the extent set forth under "Description of the Preferred Securities Guarantee" below.

        The Declaration of each Trust will be qualified as an indenture under the Trust Indenture Act. In addition to the terms set forth in this prospectus and the applicable prospectus supplement, the preferred securities of a series will have such other terms as are set forth in the Declaration or made part of the Declaration by the Trust Indenture Act.

        In connection with the issuance of preferred securities, each Trust will issue one series of common securities. The terms of the common securities will be substantially identical to the terms of the preferred securities, and the common securities will rank equally with, and payments will be made on the common securities pro rata with, the preferred securities. If an event of default occurs under the Declaration, our rights, as sole holder of the common securities, to payment of distributions and payments upon liquidation, redemption, and otherwise will be subordinated to the rights of the holders of the preferred securities.


                DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEE

        This section describes the general terms of our guarantee of payments with respect to the preferred securities (the "Guarantee"). The prospectus supplement will describe the specific terms of the Guarantee with respect to the preferred securities offered by that prospectus supplement and any general terms of the Guarantee outlined in this section that will not apply to the Guarantee associated with the series of preferred securities offered by that prospectus supplement. The Guarantee is for the benefit of the holders of preferred securities. The Guarantee will be qualified as an indenture under the Trust Indenture Act, and Wilmington Trust Company will act as indenture trustee under the Guarantee (the "Guarantee Trustee").

        We have summarized certain terms of the Guarantee in this section. The summary is not complete. The terms of the Guarantee will be those set forth in the applicable Guarantee agreement and those made a part of the Guarantee agreement by the Trust Indenture Act. We have filed the form of Guarantee agreement as an exhibit to the registration statement. You should review the form of Guarantee agreement for additional information before you buy any preferred securities.

General

        We agree to pay, to the extent set forth in this prospectus and the applicable prospectus supplement, in full to the holders of the preferred securities the Guarantee Payments (as defined below), as and when due, regardless of any defense, right of set-off, or counterclaim that the applicable Trust may have or assert.

        The following payments and distributions with respect to the preferred securities are called the "Guarantee Payments" and, to the extent not paid or made by a Trust, are subject to the Guarantee:

        * any accrued and unpaid distributions that are required to be paid on the preferred securities, but only to the extent that the Trust has funds available for those distributions;

        * with respect to preferred securities called for redemption by the Trust, the redemption price, including all accrued and unpaid distributions to the redemption date, but only to the extent that the Trust has funds available for payment of the redemption price; and

        * upon a dissolution, winding-up, or termination of the Trust (other than in connection with the distribution of junior subordinated debt securities to the holders of preferred securities or the redemption of all of the Trust's preferred securities) the lesser of:

            (1) the aggregate of the liquidation amount of, and all accrued and unpaid distributions on, the preferred securities to the date of payment, but only to the extent the Trust has funds available for the payment; or
            (2) the amount of assets of the Trust remaining available for distribution to holders of the preferred securities in liquidation of the Trust.

        Our obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by us to the holders of preferred securities or by causing the Trust to pay those amounts to the holders.

        The Guarantee is a guarantee, on a subordinated basis, of the Guarantee Payments from the time of issuance, but the Guarantee only applies to distributions to the extent the applicable Trust has funds available for those distributions. If we do not make interest payments on the junior subordinated debt securities purchased by a Trust, then the Trust will not pay distributions on the preferred securities and will not have funds available for those distributions.

Covenants

        Under the Guarantee agreement, if there has occurred any event that constitutes an event of default under the Guarantee agreement or the Declaration and that event is continuing, then, so long as any preferred securities issued by the applicable Trust remain outstanding, we may not:

        * declare or pay dividends (other than stock dividends) on, or make a distribution with respect to, or repurchase or make a liquidation payment with respect to, any of our capital stock; or

        * make any payment of interest, principal, or premium on, or repay, repurchase, or redeem any debt securities (including guarantees) issued by us that rank equally with or below the junior subordinated debt securities.

Modifications of the Guarantee; Assignment

        Except for changes that do not adversely affect the rights of holders of preferred securities (in which case no vote will be required), the Guarantee agreement may be amended only with the prior approval of the holders of a majority in aggregate liquidation amount of the preferred securities then outstanding. All guarantees and agreements contained in the Guarantee agreement bind our successors, assigns, receivers, trustees, and representatives.

Events of Default

        An event of default under the Guarantee agreement will occur upon our failure to make any required Guarantee Payments. The holders of a majority in aggregate liquidation amount of the preferred securities may direct the time, method, and place of conducting any proceeding for any remedy available to the Guarantee Trustee in connection with the Guarantee and may direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

        The Guarantee constitutes a guarantee of payment and not of collection. If we fail to make the Guarantee Payments when required, holders of preferred securities may directly institute a proceeding against us for enforcement of their right to receive those payments under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee, or any other entity.

        We are required to provide annually to the Guarantee Trustee a statement as to our performance of certain obligations under the Guarantee and as to any default in that performance.

Information Concerning the Guarantee Trustee

        The Guarantee Trustee, before the occurrence of a default with respect to the Guarantee and after curing all such defaults that may have occurred, will perform only those duties as are specifically set forth in the Guarantee agreement. When an event of default has occurred and is continuing, the Guarantee Trustee must exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to those obligations, the Guarantee Trustee is under no additional obligation to exercise any of the powers vested in it by the Guarantee agreement at the request of any holder of preferred securities, unless it is offered reasonable indemnity against the costs and liabilities that might be incurred in such a situation.

Termination

        The Guarantee will terminate as to a series of preferred securities upon the following events:

        * full payment of the redemption price of all Trust Securities, including all distributions payable to the redemption date;

        * distribution of the junior subordinated debt securities held by the applicable Trust to the holders of the preferred securities; or

        * full payment of the amounts payable in accordance with the Declaration upon liquidation of the Trust.

Status of the Guarantee

        The Guarantee constitutes our unsecured obligation that ranks:

        *   junior to all of our other liabilities;

        *   equally with our most senior preferred stock;

        * equally with any guarantee issued by us in respect of any preferred stock of any of our affiliates; and

        *   senior to our common stock.

        The terms of the preferred securities provide that each holder of preferred securities, by acceptance thereof, agrees to the subordination provisions and other terms of the Guarantee.

Governing Law

        The Guarantee is governed by New York law.

                          DESCRIPTION OF CAPITAL STOCK

        The following is a summary of certain provisions of our certificate of incorporation, by-laws, and Rights Agreement between us and Norwest Bank Minnesota, National Association. This summary is not complete. You should refer to these documents, which are incorporated by reference into this prospectus, for further information.

General

        ReliaStar's authorized capital stock consists of 200 million shares of common stock and seven million shares of preferred stock.

        All issued and outstanding shares of common stock are, and the shares offered by this prospectus will be, fully paid and non-assessable. Holders of shares of common stock or preferred stock do not have any preemptive rights to subscribe for or purchase any of our securities, except, with respect to shares of preferred stock, such preemptive rights as may be provided in the resolutions of our Board of Directors providing for the issuance of those shares. Holders of common stock have the rights described below under "Share Rights Plan."

Preferred Stock

        ReliaStar's certificate of incorporation authorizes our Board of Directors to issue, without shareholder approval, one or more series of preferred stock with such designations, voting powers, preferences, and other special rights, and qualifications, limitations, or restrictions, as may be stated in the resolutions providing for the issuance of the series.

        We have also currently reserved for issuance up to six million shares of Series A Junior Participating Preferred Stock issuable under the Rights Agreement referred to below under "Share Rights Plan."

Dividends

        Under Delaware law, subject to restrictions contained in our certificate of incorporation discussed in the next paragraph, we may declare dividends out of our surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared, for the preceding fiscal year, or both.

        Under our certificate of incorporation, so long as there are outstanding any shares of preferred stock entitled to cumulative dividends, no dividends (other than dividends payable in shares of common stock) may be paid or declared, nor may any distribution be made, on shares of common stock, nor may any shares of common stock be purchased, redeemed, or otherwise acquired for value by us (other than in exchange for, or through application of the proceeds of the sale of, shares of common stock) if we are in default with respect to any dividend payable on, or obligation to redeem or to maintain a purchase, retirement, or sinking fund with respect to, shares of preferred stock.

        ReliaStar is primarily a holding company owning, directly or indirectly, the capital stock of ReliaStar Life Insurance Company and other subsidiaries. There are legal limitations on the extent to which ReliaStar Life Insurance Company and our other insurance-company subsidiaries may pay dividends, lend, or otherwise supply funds to ReliaStar or ReliaStar Life Insurance Company.

        Our payment of future dividends is largely dependent upon the ability of ReliaStar Life Insurance Company to pay dividends to us. Under Minnesota insurance laws and regulations, any such payments may be in an amount deemed prudent by ReliaStar Life Insurance Company's board of directors and, unless otherwise approved by the Minnesota Insurance Commissioner, must be paid solely from the adjusted earned surplus of ReliaStar Life Insurance Company. "Adjusted earned surplus" means the earned surplus as determined in accordance with statutory accounting principles (unassigned funds) less 25% of the amount of earned surplus that is attributable to net unrealized capital gains. Further, without approval of the Insurance Commissioner, ReliaStar Life Insurance Company may not pay in any calendar year any dividend that, when combined with other dividends paid within the preceding 12 months, exceeds the greater of 10% of its statutory surplus at the prior year end or 100% of its statutory net gain from operations (not including realized capital gains) for the prior calendar year.

Voting Rights

        Our certificate of incorporation provides that, except as otherwise required by law, holders of shares of common stock are entitled to one vote per share. Holders of shares of common stock do not have cumulative voting rights.

        Except as otherwise required by law or by the resolutions providing for the issuance thereof, holders of shares of preferred stock have no voting rights.

        Our certificate of incorporation requires the affirmative vote of 75% of our outstanding capital stock entitled to vote, voting as a single class, to take the following actions:

        * approve certain "business combinations" involving an "interested shareholder" unless the transaction is approved by a majority of the "continuing directors," as those terms are defined in the certificate of incorporation;

        *   remove directors;

        *   make certain amendments to the certificate of incorporation; and

        *   for the shareholders to amend our by-laws.

Liquidation

        Subject to preferential payments due or other rights with respect to any shares of preferred stock that may then be issued and outstanding, in the event of any liquidation of ReliaStar the holders of common stock are entitled to share, in proportion to the number of shares of common stock held, in the assets remaining after discharge of all obligations and liabilities of ReliaStar.

Share Rights Plan

        Under the Rights Agreement referred to above, each share of our common stock has attached one preferred-share purchase right. Each such right entitles the registered holder to purchase from us one-twentieth of a share of Series A Junior Participating Preferred Stock at an exercise price of $100, subject to adjustment.

        Until the distribution date for the rights, they will be evidenced by certificates representing shares of common stock and will be transferred only with the shares of common stock. The rights will separate from the shares of common stock and a distribution date for the rights will occur upon the earlier of the following:

        * the close of business on the 15th day after a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of our common stock; or

        * the close of business on the 15th day after the commencement or announcement of a tender or exchange offer the consummation of which would result in a person or group of affiliated or associated persons becoming the beneficial owner of 20% or more of the outstanding shares of our common stock.

        The rights are not exercisable until the distribution date. They will expire on September 8, 2004, unless extended or redeemed by us.

        Upon the occurrence of any of the following events:

        * ReliaStar is the surviving corporation in a merger, consolidation, or statutory share exchange with an Acquiring Person, and all outstanding shares of ReliaStar are not changed or exchanged;

        * an Acquiring Person engages in one of a number of self-dealing transactions specified in the Rights Agreement;

        * an Acquiring Person increases by more than 1% its proportion of beneficial ownership of the outstanding shares of any class of equity securities or securities exercisable for or convertible into equity securities of ReliaStar or any of its subsidiaries pursuant to a recapitalization, reclassification, or similar transaction; or

        * a person (other than ReliaStar and certain of its affiliates) becomes a beneficial owner of 20% or more of the outstanding shares of common stock;

then each holder of a right (other than rights beneficially owned by an Acquiring Person) will have the right to receive, upon exercise thereof at the then current exercise price of the right, a number of shares of common stock having a market value of two times the exercise price of the right, subject to certain possible adjustments.

        If ReliaStar is acquired in a merger or other business-combination transaction or 50% or more of the assets or earning power of ReliaStar and its subsidiaries (taken as a whole) are sold after a public announcement that a person has become an Acquiring Person, then each holder of a right will have the right to receive, upon exercise at the then current exercise price of the right, a number of common shares of the Acquiring Person (or in certain cases, one of its affiliates) having a market value of two times the exercise price of the right.

        In certain instances, we may exchange rights for shares of common stock or reduce the 20%-stock-ownership threshold to not less than 10%.

        The rights are redeemable at a price of one cent per right at any time before the 30th day after a public announcement that a person has become an Acquiring Person. The redemption period may be extended if no person has become an Acquiring Person.

Limitations on Change in Control

        Our certificate of incorporation and by-laws provide that our Board of Directors will be divided into three classes serving staggered terms, with one class of directors to be elected for a three-year term at each annual meeting of shareholders. As a result, at least two meetings of shareholders will generally be required for the shareholders to effect a change in control of our Board of Directors. Our by-laws provide that advance notice of nominations for the election of directors to be made at, and business to be brought before, an annual meeting of shareholders by a shareholder must be received by ReliaStar's Secretary not less than 60 days in advance of the meeting (except that if public disclosure of such meeting is made less than 75 days before the meeting, the notice need only be received within 15 days following public disclosure). Our certificate of incorporation and by-laws also provide that shareholder action may be taken only at meetings of shareholders, and may not be taken by shareholder consent, and that shareholders are not permitted to call, or to require our Board of Directors to call, special meetings of shareholders.

        The certificate of incorporation provides that, when considering a merger, consolidation, sale of assets, business combination, or other transaction (including a tender or exchange offer), our Board of Directors, any committee of the Board, and our directors and officers may, in considering the best interests of ReliaStar and its shareholders, consider the effects of such transaction upon our company's and our subsidiaries' employees, customers, and suppliers and upon communities in which ReliaStar and its subsidiaries are located or do business.

        We have entered into agreements with a number of our executive employees for specified financial arrangements that we will provide upon termination of employment under certain circumstances following a change in control of ReliaStar. In addition, certain retirement and other employee-benefit arrangements provide for accelerated vesting of benefits and allocation to participants of surplus retirement plan benefits upon a change in control of ReliaStar.

        The foregoing provisions and agreements could have the effect of discouraging, delaying, or preventing a tender or exchange offer, proxy contest, or other attempt to gain control of or change ReliaStar's management.

Limitation on Certain Liability of Directors and Indemnification

        Our certificate of incorporation and by-laws contain provisions limiting the liability of directors for monetary damages to ReliaStar and its shareholders for breach of fiduciary duty of care and authorizing the indemnification of directors, officers, and employees to the fullest extent permitted by Delaware law. We maintain directors' and officers' liability insurance policies.

Transfer Agent

        The Transfer Agent for our common stock is Norwest Bank Minnesota, National Association.


                        DESCRIPTION OF DEPOSITARY SHARES

        This section describes the general terms of the Depositary Shares (as defined below). The prospectus supplement will describe the specific terms of the Depositary Shares offered by that prospectus supplement and any general terms outlined in this section that will not apply to those Depositary Shares.

        We have summarized certain terms and provisions of the deposit agreement, the Depositary Shares, and the Depositary Receipts (as defined below) in this section. The summary is not complete. We have also filed the form of deposit agreement, including the form of Depositary Receipt, as an exhibit to the registration statement. You should review the forms of these documents for additional information before you buy any Depositary Shares.

General

        We may offer fractional interests in preferred stock, rather than full shares of preferred stock. If we do, we will provide for the issuance by a Depositary (as defined below) to the public of receipts for depositary shares ("Depositary Shares"), each of which will represent a fractional interest in a share of a particular series of preferred stock.

        The shares of any series of preferred stock underlying the Depositary Shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million (the "Depositary"). We will name the Depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a Depositary Share will have a fractional interest in all the rights and preferences of the preferred stock underlying the Depositary Share. Those rights include any dividend, voting, redemption, conversion, and liquidation rights.

        The Depositary Shares will be evidenced by depositary receipts issued under the deposit agreement (the "Depositary Receipts"). If you purchase fractional interests in shares of the related series of preferred stock, you will receive Depositary Receipts as described in the applicable prospectus supplement. While the final Depositary Receipts are being prepared, we may order the Depositary to issue temporary Depositary Receipts substantially identical to the final Depositary Receipts although not in final form. The holders of the temporary Depositary Receipts will be entitled to the same rights as if they held the Depositary Receipts in final form. Holders of the temporary Depositary Receipts can exchange them for the final Depositary Receipts at our expense.

        If you surrender Depositary Receipts at the principal office of the Depositary (unless the related Depositary Shares have previously been called for redemption), you are entitled to receive at that office the number of shares of preferred stock and any money or other property represented by those Depositary Shares. We will not issue partial shares of preferred stock. If you deliver Depositary Receipts evidencing a number of Depositary Shares that represent more than a whole number of shares of preferred stock, the Depositary will issue you a new Depositary Receipt evidencing such excess number of Depositary Shares at the same time that the preferred stock is withdrawn. Holders of shares of preferred stock received in exchange for Depositary Shares will no longer be entitled to deposit those shares under the deposit agreement or to receive Depositary Shares in exchange for preferred stock.

Dividends and Other Distributions

        The Depositary will distribute all cash dividends or other cash distributions received with respect to the preferred stock to the record holders of Depositary Shares representing the preferred stock in proportion to the numbers of Depositary Shares owned by the holders on the relevant record date. The Depositary will distribute only the amount that can be distributed without attributing to any holder of Depositary Shares a fraction of one cent. The balance not distributed will be added to and treated as part of the next sum received by the Depositary for distribution to record holders of Depositary Shares.

        If there is a distribution other than in cash, the Depositary will distribute property to the holders of Depositary Shares, unless the Depositary determines that it is not feasible to make such a distribution. If this occurs, the Depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of Depositary Shares.

        The deposit agreement will also contain provisions relating to how any subscription or similar rights offered by us to holders of the preferred stock will be made available to the holders of Depositary Shares.

Conversion and Exchange

        If any series of preferred stock underlying the Depositary Shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of Depositary Receipts to convert or exchange the Depositary Shares.

Redemption of Depositary Shares

        If the series of the preferred stock underlying the Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the redemption proceeds, in whole or in part, of the series of the preferred stock held by the Depositary. The Depositary will mail notice of redemption between 30 and 60 days before the date fixed for redemption to the record holders of the Depositary Shares to be redeemed at their addresses appearing in the Depositary's records. The redemption price per Depositary Share will bear the same relationship to the redemption price per share of preferred stock that the Depositary Share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the Depositary, the Depositary will redeem, as of the same redemption date, the number of Depositary Shares representing the preferred stock redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata, as determined by the Depositary.

        After the date fixed for redemption, the Depositary Shares called for redemption will no longer be outstanding. When the Depositary Shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the Depositary Shares were entitled to receive upon redemption. Such payments will be made when holders surrender their Depositary Receipts to the Depositary.

Voting Underlying Preferred Stock

        Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the Depositary will mail information about the meeting contained in the notice to the record holders of the Depositary Shares relating to the preferred stock. Each record holder of the Depositary Shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the Depositary as to how the preferred stock underlying the holder's Depositary Shares should be voted.

        The Depositary will try, if practicable, to vote the number of shares of preferred stock underlying the Depositary Shares according to the instructions received. We will agree to take all action requested by and deemed necessary by the Depositary in order to enable the Depositary to vote the preferred stock in that manner. The Depositary will not vote any preferred stock for which it does not receive specific instructions from the holders of the Depositary Shares relating to the preferred stock.

Taxation

        Owners of Depositary Shares will be treated for federal income tax purposes as if they were owners of the preferred stock represented by the Depositary Shares. Accordingly, for federal income tax purposes they will have the income and deductions to which they would be entitled if they were holders of the preferred stock. In addition:

        * no gain or loss will be recognized for federal income tax purposes upon the withdrawal of preferred stock in exchange for Depositary Shares as provided in the deposit agreement;

        * the tax basis of the preferred stock to an exchanging owner of Depositary Shares will, upon the exchange, be the same as the aggregate tax basis of the Depositary Shares exchanged for the preferred stock; and

        * the holding period for the preferred stock, in the hands of an exchanging owner of Depositary Shares who held the Depositary Shares as a capital asset at the time of the exchange, will include the period that the owner held those Depositary Shares.

Amendment and Termination of the Deposit Agreement

        The form of Depositary Receipt evidencing the Depositary Shares and any provision of the deposit agreement may be amended by agreement between us and the Depositary at any time. However, any amendment that materially and adversely alters the rights of the existing holders of Depositary Shares will not be effective unless approved by the record holders of at least a majority of the Depositary Shares then outstanding. The deposit agreement may be terminated by us or the Depositary only if:

        * all outstanding Depositary Shares relating to the deposit agreement have been redeemed; or

        * there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution, or winding up of our business and the distribution has been distributed to the holders of the related Depositary Shares.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the Depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of Depositary Shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility in the deposit agreement.

Miscellaneous

        We will forward to the Depositary, for distribution to the holders of Depositary Shares, all reports and communications that we must furnish to the holders of the preferred stock.

        Neither the Depositary nor we will be liable if the Depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our obligations and the Depositary's obligations under the deposit agreement will be limited to performance in good faith of duties set forth in the deposit agreement. Neither the Depositary nor we will be obligated to prosecute or defend any legal proceeding connected with any Depositary Shares or preferred stock unless satisfactory indemnity is furnished to us, the Depositary, or both. We and the Depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of Depositary Shares, or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

        The Depositary may resign at any time by delivering notice to us. We may also remove the Depositary at any time. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

                       DESCRIPTION OF SECURITIES WARRANTS

        This section describes the general terms and provisions of the Securities Warrants (as defined below). The prospectus supplement will describe the specific terms of the Securities Warrants offered through that prospectus supplement and any general terms outlined in this section that will not apply to those Securities Warrants.

        We may issue warrants for the purchase of senior debt securities, subordinated debt securities, junior subordinated debt securities, preferred stock, depositary shares, or common stock (the "Securities Warrants"). Securities Warrants may be issued alone or together with other securities offered by any prospectus supplement and may be attached to or separate from those securities. Each series of Securities Warrants will be issued under a separate securities warrant agreement between us and a bank or trust company, as warrant agent, which will be described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the Securities Warrants and will not act as an agent or trustee for any holders of Securities Warrants.

        We have summarized certain terms of the forms of securities warrant agreements and Securities Warrants in this section. The summary is not complete. We have also filed the forms of securities warrant agreements and the certificates representing the Securities Warrants as exhibits to the registration statement. You should review the applicable forms of these documents for additional information before you buy any Securities Warrants.

General

        If we offer Securities Warrants, the applicable prospectus supplement will describe their terms. If Securities Warrants for the purchase of Debt Securities are offered, the applicable prospectus supplement will describe the terms of the Securities Warrants, including the following, if applicable:

        *   the offering price;

        *   the currencies in which the Securities Warrants are being offered;

        * the designation, aggregate principal amount, currencies, denominations, and terms of the series of the Debt Securities that can be purchased if a holder exercises the Securities Warrants;

        * the designation and terms of any series of Debt Securities, preferred stock, or Depositary Shares with which the Securities Warrants are being offered and the number of Securities Warrants offered with each other security;

        * the date on and after which the holder of the Securities Warrants may transfer them separately from the related security;

        * the principal amount of the series of related securities that may be purchased if a holder exercises the Securities Warrant and the price at which and currencies in which that principal amount may be purchased upon exercise;

        * the date on which the right to exercise the Securities Warrants begins and the date on which it expires;

        *   United States federal income tax consequences; and

        *   any other terms of the Securities Warrants.

Securities Warrants for the purchase of Debt Securities will be in registered form only.

        If Securities Warrants for the purchase of preferred stock, Depositary Shares, or common stock are offered, the applicable prospectus supplement will describe the terms of the Securities Warrants, including the following, where applicable:

        *   the offering price;

        * the total number of shares that can be purchased if a holder of the Securities Warrants exercises them and, in the case of Securities Warrants for preferred stock or Depositary Shares, the designation, total number, and terms of the series of preferred stock that can be purchased upon exercise or that are underlying the Depositary Shares that can be purchased upon exercise;

        * the designation and terms of the series of related securities with which the Securities Warrants are being offered and the number of Securities Warrants being offered with each related security;

        * the date on and after which the holder of such Securities Warrants can transfer them separately from the related securities;

        * the number of shares of related securities that may be purchased if a holder exercises the Securities Warrant and the price at which the related securities may be purchased upon each exercise;

        * the date on which the right to exercise the Securities Warrants begins and the date on which it expires;

        *   United States federal income tax consequences; and

        *   any other terms of the Securities Warrants.

Securities Warrants for the purchase of preferred stock, Depositary Shares, or common stock will be in registered form only.

        Until any Securities Warrants to purchase Debt Securities are exercised, the holder of those Securities Warrants will not have any of the rights of holders of the Debt Securities that can be purchased upon exercise, including any right to receive payments of principal, premium, or interest on the underlying Debt Securities or to enforce covenants in the applicable indenture. Until any Securities Warrants to purchase preferred stock, Depositary Shares, or common stock are exercised, holders of those Securities Warrants will not have any rights of holders of the underlying preferred stock, Depositary Shares, or common stock, including any right to receive dividends or to exercise any voting rights.

Exercise of Securities Warrants

        Each holder of a Securities Warrant is entitled to purchase the principal amount of Debt Securities or the number of shares of preferred stock, Depositary Shares, or shares of common stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised Securities Warrants will become void.

        A holder of Securities Warrants may exercise them by following the general procedure outlined below:

        * delivering to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

        * properly completing and signing the reverse side of the certificate representing the Securities Warrants; and

        * delivering the certificate representing the Securities Warrants to the warrant agent within three business days of the warrant agent receiving payment of the exercise price.

        If you comply with the procedures described above, your Securities Warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price. After you have completed those procedures, we will, as soon as practicable, issue and deliver to you the Debt Securities, preferred stock, Depositary Shares, or common stock that you purchased upon exercise. If you exercise fewer than all of the Securities Warrants represented by a Securities Warrant certificate, a new Securities Warrant certificate will be issued to you by the warrant agent for the unexercised amount of the Securities Warrants. Holders of Securities Warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the Securities Warrants.

Amendments to Securities Warrant Agreements

        We may amend a securities warrant agreement without the consent of the holders of the applicable Securities Warrants if the changes are not inconsistent with the provisions of the Securities Warrants and do not materially adversely affect the interests of the holders of the Securities Warrants. We, along with the warrant agent, may also amend a securities warrant agreement and the terms of the Securities Warrants if a majority of the then-outstanding unexercised Securities Warrants affected by the amendment consent. However, no amendment that accelerates the expiration date, increases the exercise price, reduces the majority-consent requirement for any such modification or amendment, or otherwise materially adversely affects the rights of the holders of the Securities Warrants may be made without the consent of each holder affected by the modification or amendment.

Common Stock Warrant Adjustments

        Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of shares of common stock covered by, a warrant for common stock will be adjusted in the manner set forth in the applicable prospectus supplement if certain events occur, including:

        * if we issue capital stock as a dividend or distribution on the common stock;

        *   if we subdivide, reclassify, or combine the common stock;

        * if we issue rights or warrants to all holders of common stock entitling them (for a period expiring 45 days after the date fixed for determining the shareholders entitled to receive those rights or warrants) to purchase common stock at less than the current market price (as defined in the applicable securities warrant agreement); or

        * if we distribute to all holders of common stock evidences of our indebtedness or our assets (excluding certain cash dividends and distributions described below) or rights or warrants (excluding those referred to above).

        Except as stated above, the exercise price and number of shares of common stock covered by a common stock warrant will not be adjusted if we issue common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase common stock or securities convertible into or exchangeable for common stock.

        Holders of common stock warrants may have additional rights under the following circumstances:

        *   a reclassification or change of the common stock;

        *   a consolidation or merger involving our company; or

        * a sale or conveyance to another corporation of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock are entitled to receive stock, securities, or other property or assets (including cash) with respect to or in exchange for common stock, the holders of the common stock warrants then outstanding will be entitled to receive upon exercise of their common stock warrants the kind and amount of shares of stock and other securities or property that they would have received upon the reclassification, change, consolidation, merger, sale, or conveyance if they had exercised their common stock warrants immediately before the transaction.

                              PLAN OF DISTRIBUTION

        The securities offered pursuant to this prospectus may be sold through agents, through underwriters or dealers, or directly to one or more purchasers.

        Underwriters, dealers, and agents that participate in the distribution of the securities offered by this prospectus may be "underwriters" as defined in the Securities Act of 1933, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Underwriters or agents will be identified and their compensation (including underwriting discount) will be described in the applicable prospectus supplement. The prospectus supplement will also describe other terms of the offering, including any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the offered securities may be listed.

        The distribution of the securities offered by this prospectus may occur from time to time in one or more transactions at a fixed price, which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices.

        If the applicable prospectus supplement so indicates, we will authorize dealers or our agents to solicit offers by certain institutions to purchase offered securities from us pursuant to contracts that provide for payment and delivery on a future date. We must approve all institutions, but they may include, among others:

        *   commercial and savings banks;

        *   insurance companies;
        *   pension funds;
        *   investment companies; and
        *   educational and charitable institutions.

The institutional purchaser's obligations under the contract are only subject to the condition that the purchase of the offered securities at the time of delivery is allowed by the laws that govern the purchaser. The dealers and our agents will not be responsible for the validity or performance of the contracts.

        We may have agreements with the underwriters, dealers, and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, or agents may be required to make as a result of those civil liabilities.

        When we or a Trust issues the securities offered by this prospectus (except for shares of common stock), they may be new securities without an established trading market. If we or a Trust sells a security offered by this prospectus to an underwriter for public offering and sale, the underwriter may make a market for that security, but the underwriter will not be obligated to do so and could discontinue any market-making without notice at any time. Therefore, we cannot give any assurances to you concerning the liquidity of any such security offered by this prospectus.

        Underwriters and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses.

                             VALIDITY OF SECURITIES

        The validity of the Debt Securities, preferred stock, common stock, Depository Shares, and Securities Warrants will be passed upon for us by Faegre & Benson LLP, Minneapolis, Minnesota. Certain matters of Delaware law relating to the validity of the preferred securities will be passed upon for the applicable Trust by special Delaware counsel to the Trust. Any underwriters will be represented by their own legal counsel.

                                     EXPERTS

        The consolidated financial statements of ReliaStar and related financial statement schedules as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, incorporated by reference into this prospectus from our Annual Report on Form 10-K for the year ended December 31, 1997, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated in this prospectus by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.       Other Expenses of Issuance and Distribution

        The following is an estimate, subject to future contingencies, of the expenses to be incurred by the Registrants in connection with the issuance and distribution of the securities being registered:

        Registration fee..................................   $139,000
        Listing fees......................................     56,000
        Legal services and expenses.......................     60,000
        Trustee and depositary services and expenses......     40,000
        Accounting services and expenses..................     50,000
        Printing fees.....................................     75,000
        Rating agency fees................................     75,000
        Miscellaneous.....................................     30,000
                                                              -------

          Total...........................................   $525,000

Item 15.       Indemnification of Directors and Officers

        Reference is made to Section 145 of the Delaware General Corporation Law, which provides for indemnification of directors and officers in certain circumstances.

        Article VIII of ReliaStar's By-Laws provides for broad indemnification of its directors and officers. See Exhibit 4(b) hereto.

        ReliaStar also maintains director and officer liability insurance policies.

        In addition, Section 7 of Article Sixth of ReliaStar's Certificate of Incorporation contains broad provisions limiting the liability of directors for monetary damages for breach of fiduciary duty as a director. See Exhibit 4(a) hereto.

        The Declaration of each Trust provides that no trustee, affiliate of any trustee, or any officers, directors, shareholders, members, partners, employees, representatives, or agents of any trustee, or any employee or agent of a Trust or its affiliates (an "Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to the Trust or any employee or agent of the Trust or its affiliates for any loss, damage, or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by the Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage, or claim incurred by reason of such Indemnified Person's gross negligence (or, in the case of the Property Trustee, negligence) or willful misconduct with respect to such acts or omissions.

        The Declaration also provides that to the fullest extent permitted by applicable law, ReliaStar shall indemnify and hold harmless each Indemnified Person from and against any loss, damage, or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by the Declaration, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence (or, in the case of the Property Trustee, negligence) or willful misconduct with respect to such acts or omissions. The Declaration further provides that, to the fullest extent permitted by applicable, law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit, or proceeding shall, from time to time, be advanced by the Trust before the final disposition of such claim, demand, action, suit or proceeding upon receipt by or an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified for the underlying cause of action as authorized by the Declaration.

Item 16.       Exhibits

      Exhibit
      Number
      ------

        1(a) Form of Underwriting Agreement for Debt Securities (incorporated by reference to Exhibit 1(a)(i) to ReliaStar's Registration Statement on Form S-3, Registration No. 33-87588).
        1(b) Form of Underwriting Agreement for Preferred Stock and Depositary Shares (incorporated by reference to Exhibit 1 to ReliaStar's Registration Statement on Form S-3, Registration No. 33-39960).
        1(c) Form of Underwriting Agreement for Preferred Securities (incorporated by reference to Exhibit 1(c) to ReliaStar's Current Report on Form 8-K, dated March 29, 1996).
        4(a) Certificate of Incorporation, as amended, of ReliaStar (incorporated by reference to Exhibit 4(a) to ReliaStar's Registration Statement on Form S-8, Registration No. 333-42125).
        4(b) By-Laws, as amended, of ReliaStar (incorporated by reference to Exhibit 3 to ReliaStar's Annual Report on Form 10-K for the year ended December 31, 1990).
        4(c) Surplus Note (incorporated by reference to Exhibit 4(e) to ReliaStar's Registration Statement on Form S-3, Registration No. 33-87588).
        4(d) Amended and Restated Rights Agreement dated as of February 11, 1999 between ReliaStar and Norwest Bank Minnesota, National Association, as Rights Agent (incorporated by reference to Exhibit 1 to Amendment on Form 8-A/A dated February 26, 1999).
        4(e) Form of Senior Indenture (incorporated by reference to Exhibit 4(i) to ReliaStar's Registration Statement on Form S-3, Registration No. 33-87588).

        4(f)   Form of Senior Subordinated Indenture (incorporated by reference to Exhibit 4(h) to ReliaStar's Registration Statement on Form
               S-3, registration No. 333-26881).
        4(g)   Form of Junior Subordinated Indenture (incorporated by reference to Exhibit 4(k) to ReliaStar's Current Report on Form 8-K dated
               March 29, 1996).
        4(h)   Form of Certificate of Designations of Preferred Stock
               (incorporated by reference to Exhibit 4(b) to ReliaStar's
               Registration Statement on Form S-3, Registration No. 33-50310).
        4(i)   Form of Deposit Agreement, including form of Depositary Receipt
               (incorporated by reference to Exhibit 4(d) to ReliaStar's
               Registration Statement on Form S-3, Registration No. 33-39960).
        4(j)   Form of Debt Warrant Agreement, including form of Debt Warrant
               Certificate (incorporated by reference to Exhibit 4(m) to
               ReliaStar's Registration Statement on Form S-3, Registration No.
               33-87588).
        4(k)   Form of Preferred Stock Warrant Agreement, including form of
               Preferred Stock Warrant Certificate (incorporated by reference to
               Exhibit 4(n) to ReliaStar's Registration Statement on Form S-3,
               Registration No. 33-87588).
        4(l)   Form of Common Stock Warrant Agreement, including form of Common
               Stock Warrant Certificate (incorporated by reference to Exhibit
               4(o) to ReliaStar's Registration Statement on Form S-3,
               Registration No. 33-87588).
        4(m)   Certificates of Trust (incorporated by reference to Exhibit 4(o)
               to ReliaStar's Registration Statement on Form S-3, Registration
               No. 333-26881).
        4(n)   Form of Declaration of Trust (incorporated by reference to
               Exhibit 4(p) to ReliaStar's Registration Statement on Form S-3,
               Registration No. 333-26881).
        4(o)   Form of Amended and Restated Declaration of Trust, including form of Preferred Security (incorporated by reference to Exhibit 4(q)
               to ReliaStar's Registration Statement on Form S-3, Registration
               No. 333-26881).
        4(p)   Form of Supplemental Indenture to be used in connection with issuance of Junior Subordinated Debt Securities and Preferred
               Securities (incorporated by reference to Exhibit 4(r) to
               ReliaStar's Registration Statement on Form S-3, Registration No.
               333-26881).
        4(q)   Form of Guarantee with respect to Preferred Securities
               (incorporated by reference to Exhibit 4(s) to ReliaStar's
               Registration Statement on Form S-3, Registration No. 333-26881).
        5      Opinion of Faegre & Benson LLP.
        12     Calculations of ratios of earnings to fixed charges and ratios of earnings to combined fixed charges and preferred stock dividends.
        23(a)  Consent of Deloitte & Touche LLP.
        23(b)  Consent of Faegre & Benson LLP (included in Exhibit 5).
        24     Powers of Attorney of directors and officers of ReliaStar.
        25(a)  Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of ___________________________________, as trustee under the Senior Indenture (to be filed by amendment or pursuant to a Form 8-K).
        25(b)  Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of ___________________________________, as trustee under the Senior Subordinated Indenture (to be filed by amendment or pursuant to a Form 8-K).

        25(c) Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of ___________________________________, as trustee under the Junior Subordinated Indenture (to be filed by amendment or pursuant to a Form 8-K).
        25(d) Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of ___________________________________, as trustee under the Amended and Restated Declaration (to be filed by amendment or pursuant to a Form 8-K).
        25(e) Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of ___________________________________, as trustee under the Preferred Securities Guarantee for the benefit of the holders of Preferred Securities (to be filed by amendment or pursuant to a Form 8-K).

Item 17.       Undertakings.

The undersigned Registrants hereby undertake:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by ReliaStar pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of ReliaStar's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of that Act.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer, or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        The undersigned Registrants hereby undertake that:

               (1) For purposes of determining any liability under the Securities act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

               (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on February 26, 1999.

                         RELIASTAR FINANCIAL CORP.


                         By     /s/ John G. Turner*
                            ----------------------------------------------------
                            John G. Turner, Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, the undersigned Trusts certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on February 26, 1999.

                              RELIASTAR FINANCING III
                              RELIASTAR FINANCING IV
                              RELIASTAR FINANCING V

                              By  /s/ Wayne R. Huneke*
                                  -----------------------------
                                  Wayne R. Huneke, Trustee

                              By  /s/ Richard R. Crowl
                                  -----------------------------
                                  Richard R. Crowl, Trustee

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on February 26, 1999 by the following persons in the capacities with ReliaStar Financial Corp. indicated:


        /s/ John G. Turner*           Chairman and Chief Executive Officer
----------------------------------    (Principal Executive Officer)
        John G. Turner

        /s/ James R. Miller*          Senior Vice President, Chief Financial Officer and Treasurer
----------------------------------    (Principal Financial Officer)
        James R. Miller

        /s/ Chris D. Schreier*        Vice President and Controller
----------------------------------    (Principal Accounting Officer)
        Chris D. Schreier

CAROLYN H. BALDWIN           )
DAVID C. COX                 )
JOHN H. FLITTIE              )
LUELLA GROSS GOLDBERG        )
WILLIAM A. HODDER            )
JAMES J. HOWARD III          )
RANDY C. JAMES               )      A majority of the Board of Directors*
RICHARD L. KNOWLTON          )
DAVID A. KOCH                )
RICHARD M. KOVACEVICH        )
GLEN D. NELSON, M.D.         )
JAMES J. RENIER              )
JOHN G. TURNER               )
--------------------
* Richard R. Crowl, by signing his name hereto, hereby signs this document on behalf off each of the above-named officers or directors of ReliaStar Financial Corp. pursuant to powers of attorney duly executed by those persons.

                                              /s/ Richard R. Crowl
                                             -----------------------------------
                                             Richard R. Crowl
                                             Attorney-in-fact

                                  EXHIBIT INDEX


Exhibit
Number   Description of Exhibit                                    Form of Filing
------   ----------------------                                    --------------

1(a)     Form of Underwriting Agreement for Debt Securities
         (incorporated by reference to Exhibit 1(a)(i) to
         ReliaStar's Registration Statement on Form S-3,
         Registration No. 33-87588)................................Incorporated by Reference

1(b)     Form of Underwriting Agreement for Preferred Stock
         and Depositary Shares (incorporated by reference to
         Exhibit 1 to ReliaStar's Registration Statement on
         Form S-3, Registration No. 33-39960)......................Incorporated by Reference

1(c)     Form of Underwriting Agreement for Preferred
         Securities (incorporated by reference to Exhibit
         1(c) to ReliaStar's Current Report on Form 8-K,
         dated March 29, 1996).....................................Incorporated by Reference

4(a)     Certificate of Incorporation, as amended, of
         ReliaStar (incorporated by reference to Exhibit 4(a)
         to ReliaStar's Registration Statement on Form S-8,
         Registration No. 333-42125)...............................Incorporated by Reference

4(b)     By-Laws, as amended, of ReliaStar (incorporated by
         reference to Exhibit 3 to ReliaStar's Annual Report
         on Form 10-K for the year ended December 31, 1990)........Incorporated by Reference

4(c)     Surplus Note (incorporated by reference to
         Exhibit 4(e) to ReliaStar's Registration Statement
         on Form S-3, Registration No. 33-87588)...................Incorporated by Reference

4(d)     Amended and Restated Rights Agreement dated as of
         February 11, 1999 between ReliaStar and Norwest Bank
         Minnesota, National Association, as Rights Agent
         (incorporated by reference to Exhibit 1 to Amendment
         on Form 8-A/A dated February 26, 1999)....................Incorporated by Reference

4(e)     Form of Senior Indenture (incorporated by reference
         to Exhibit 4(i) to ReliaStar's Registration
         Statement on Form S-3, Registration No. 33-87588).........Incorporated by Reference

4(f)     Form of Senior Subordinated Indenture (incorporated by
         reference to Exhibit 4(h) to ReliaStar's Registration
         Statement on Form S-3, Registration No. 333-26881)........Incorporated by Reference

4(g)     Form of Junior Subordinated Indenture (incorporated
         by reference to Exhibit 4(k) to ReliaStar's Current
         Report on Form 8-K dated March 29, 1996)..................Incorporated by Reference


4(h)     Form of Certificate of Designations of Preferred
         Stock (incorporated by reference to Exhibit 4(b) to
         ReliaStar's Registration Statement on Form S-3,
         Registration No. 33-50310)................................Incorporated by Reference

4(i)     Form of Deposit Agreement, including form of Depositary
         Receipt (incorporated by reference to Exhibit 4(d)
         to ReliaStar's Registration Statement on Form S-3,
         Registration No. 33-39960)................................Incorporated by Reference

4(j)     Form of Debt Warrant Agreement, including form of Debt
         Warrant Certificate  (incorporated by reference to
         Exhibit 4(m) to ReliaStar's Registration Statement
         on Form S-3, Registration No. 33-87588)...................Incorporated by Reference

4(k)     Form of Preferred Stock Warrant Agreement, including
         form of Preferred Stock Warrant Certificate
         (incorporated by reference to Exhibit 4(n) to
         ReliaStar's Registration Statement on Form S-3,
         Registration No. 33-87588)................................Incorporated by Reference

4(l)     Form of Common Stock Warrant Agreement, including
         form of Common Stock Warrant Certificate
         (incorporated by reference to Exhibit 4(o) to
         ReliaStar's Registration Statement on Form S-3,
         Registration No. 33-87588)................................Incorporated by Reference

4(m)     Certificates of Trust (incorporated by reference to
         Exhibit 4(o) to ReliaStar's Registration Statement
         on Form S-3, Registration No. 333-26881)..................Incorporated by Reference

4(n)     Form of Declaration of Trust (incorporated by
         reference to Exhibit 4(p) to ReliaStar's Registration
         Statement on Form S-3, Registration No. 333-26881)........Incorporated by Reference

4(o)     Form of Amended and Restated Declaration of Trust,
         including form of Preferred Security (incorporated by
         reference to Exhibit 4(q) to ReliaStar's Registration
         Statement on Form S-3, Registration No. 333-26881)........Incorporated by Reference

4(p)     Form of Supplemental Indenture to be used in
         connection with issuance of Junior Subordinated Debt
         Securities and Preferred Securities (incorporated by
         reference to Exhibit 4(r) to ReliaStar's Registration
         Statement on Form S-3, Registration No. 333-26881)........Incorporated by Reference

4(q)     Form of Guarantee with respect to Preferred Securities
         (incorporated by reference to Exhibit 4(s) to
         ReliaStar's Registration Statement on Form S-3,
         Registration No. 333-26881)...............................Incorporated by Reference

5        Opinion of Faegre & Benson LLP............................Filed Electronically



12       Calculations of ratios of earnings to fixed charges
         and ratios of earnings to combined fixed charges and
         preferred stock dividends.................................Filed Electronically

23(a)    Consent of Deloitte & Touche LLP..........................Filed Electronically

23(b)    Consent of Faegre & Benson LLP (included in
         Exhibit 5)

24       Powers of Attorney of directors and officers of
         ReliaStar.................................................Filed Electronically

25(a)    Form T-1 Statement of Eligibility  under the Trust
         Indenture Act of 1939 of ______________________, as
         trustee under the Senior Indenture (to be filed by amendment or pursuant to a Form 8-K)

25(b)    Form T-1 Statement of Eligibility under the Trust
         Indenture Act of 1939 of ______________________, as
         trustee under the Senior Subordinated Indenture (to be filed by amendment or pursuant to a Form 8-K)

25(c)    Form T-1 Statement of Eligibility under the Trust
         Indenture Act of 1939 of ______________________, as
         trustee under the Junior Subordinated Indenture (to be filed by amendment or pursuant to a Form 8-K)

25(d)    Form T-1 Statement of Eligibility  under the Trust
         Indenture Act of 1939 of _____________________, as
         trustee under the Amended and Restated Declaration
         (to be filed by amendment or pursuant to a Form 8-K)

25(e)    Form T-1 Statement of Eligibility  under the Trust
         Indenture Act of 1939 of _____________________, as
         trustee under the Preferred Securities Guarantee for the benefit of the holders of Preferred Securities
         (to be filed by amendment or pursuant to a Form 8-K)